Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contacts:	Media Contact:

AngioDynamics Inc. Mark Frost, CFO (800) 772-6446 x1981 mfrost@AngioDynamics.com	EVC Group, Inc. Doug Sherk; Chris Dailey (646) 445-4801 dsherk@evcgroup.com.; cdailey@evcgroup.com;	EVC Group, Inc. Dave Schemelia (646) 201-5431 dave@evcgroup.com

AngioDynamics Reports Fiscal 2015 Fourth Quarter and Full Year Financial Results

•	Fourth quarter fiscal 2015 net sales of $90.9 million; Full year net sales of $357 million
•	Fourth quarter fiscal 2015 GAAP loss of $0.02 per share; Non-GAAP adjusted net income of $0.14 per share; full year non-GAAP adjusted income of $0.58 per share
•	Fourth quarter fiscal 2015 operating cash generation of $10.8 million; Full year operating cash generation of $26.2 million
•	Preliminary FY2016 guidance of 2% - 4% sales growth and 7% - 14% adjusted EPS growth

ALBANY, N.Y., (July 16, 2015) – AngioDynamics (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today reported financial results for the fourth quarter ended May 31, 2015.

"During the fourth quarter we built solid year-over-year sales momentum in our key product lines including BioFlo, AngioVac, and NanoKnife," said Joseph M. DeVivo, president and chief executive officer.  "Increasing market demand for BioFlo's reduction in the overall cost of care in PICC cases is now translating effectively into increased adoption across Ports and Dialysis catheters.  Strong peer-reviewed published data supporting NanoKnife's clinical efficacy in treating pancreatic and prostate cancers continues to drive increases in case volumes globally.  And, AngioVac continues to impress clinically as the new generation device, while only recently released in the market, is driving broader interest among clinicians.

"Our overall financial performance during the fourth quarter was impacted by our third quarter voluntary withdrawal of our Morpheus line of PICCs and continued foreign currency headwinds," continued Mr. DeVivo.  "As we enter fiscal 2016, we are addressing these challenges as well as executing our plan to realize increased operational consistency and efficiencies. Executing our plan will enable us to capitalize on the market's growing interest in our product portfolio designed to reduce healthcare delivery costs and improve patient outcomes while at the same time build cash flow from our operations."

Q4 FY15 Financial Results

Net sales of $90.9 million compared with $94.1 million in last fiscal year's fourth quarter.  On a constant currency basis and excluding the planned wind down of the Boston Scientific (BSC) supply agreement, sales for the fiscal fourth quarter decreased 2% year-over-year. Prior year results include $2.7 million of Morpheus product line sales.  The following sales comparisons exclude the BSC supply agreement.

Peripheral Vascular net sales in the fourth quarter were $49.8 million compared to $50.9 million in fiscal year 2014 fourth quarter.  Vascular Access net sales were $27.1 million compared to $28.3 million in the year ago quarter. Oncology/Surgery net sales of $13 million compared with $13.7 million in the prior year's quarter. Overall, net sales in the U.S. were $72 million compared with $73.7 million the 2014 fourth quarter. International net sales were $17.9 million compared with $19.2 million in last year's fourth quarter.  On a constant currency basis, international sales were flat compared to the fiscal 2014 fourth quarter.

The Company's GAAP net loss was $0.8 million, or $0.02 loss per share, compared to net loss of $1.2 million, or $0.03 per share, in the fiscal 2014 fourth quarter. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income was $5 million, or $0.14 per share, compared to net income of $6.2 million, or $0.17 per share, for the year ago quarter.  This includes $0.01 negative impact from movements in currencies, particularly the euro and Canadian dollar, which declined against the U.S. dollar.

Fourth quarter EBITDA was $9.1 million, or $0.25 per share, compared to $10.6 million, or $0.30 per share, in the year ago period. Adjusted EBITDA, excluding the items shown in the attached reconciliation table, was $13.4 million, or $0.37 per share, compared to $15.5 million, or $0.43 per share, in the year ago comparable period.

In the fourth quarter the Company generated $10.8 million in operating cash flow.  At May 31, 2015, cash and investments were $20.1 million and debt was $137.7 million.  During the fourth quarter the Company reduced its debt position by $11.3 million.

Recent Events
•
In early April, AngioDynamics launched its second-generation AngioVac, a full redesign of its innovative system aiming to increase procedural efficiency. The new system allows for shorter set up time, improves navigation, and increases functionality through a working port and angled tip.

•
The Company saw regulatory developments in both domestic and international registrations. AngioDynamics received Food and Drug Administration (FDA) 510(k) clearance of a product line extension of the Company's BioFlo product family to now include a range of Midline catheters indicated for short-term intravenous therapies. Additionally, the Company received an updated 510(k) clearance in connection with the NanoKnife System generator and the FDA has issued Certificates to Foreign Governments (CFGs) for NanoKnife, which assists in registering the product for sale in Asia Pacific, Latin America, and Eastern Europe.

•
NanoKnife gained further clinical traction with a published abstract by Dr. Robert Martin, Director of Surgical Oncology, University of Louisville, KY in the Annals of Surgery titled "Treatment of 200 Locally Advanced (Stage III) Pancreatic Adenocarcinoma Patients with Irreversible Electroporation: Safety and Efficacy."  Additionally, the Company saw the first patient treated, out of a planned enrollment of 200, in the Clinical Research Office of the Endourological Society (CROES) NanoKnife prostate cancer trial.

•
The University of California, Los Angeles (UCLA) has initiated RAPID (Registry of AngioVac Procedures In Detail) led by John Moriarty, MD, Director of Cardiology Interventional Radiology Innovation at UCLA.  RAPID is a multicenter, prospective registry of real world AngioVac use. The registry is designed to evaluate outcomes data, as well as safety and effectiveness of the AngioVac system in the removal of fresh, soft thrombi or emboli within the central venous system. RAPID is supported by AngioDynamics through a research grant.
•
The Company was awarded two contracts by Novation Consolidated Service Centers in the quarter. The first was a Tri-source BioFlo dialysis contract with Mid America Service Solutions (MSS), which was driven by demand for BioFlo Ports and PICCs.  The second was a Dual-source contract with Upper Midwest Consolidated Service Center (UMCSC) which includes the Mayo Clinic for anti-thrombogenic Ports and PICCs.

Full Year Financial Results
For the full year ended May 31, 2015, net sales were $357 million, a 1% increase compared to the $354.4 million reported a year ago. On a constant currency basis and excluding the planned wind down of the BSC supply agreement net sales grew 2%. The Company's net loss was $3.3 million, or $0.09 loss per share, compared to net income of $2.7 million, or $0.08 per share, reported a year ago. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income was $21.2 million, or $0.58 per share, compared to net income of $20 million, or $0.56 per share, a year ago. EBITDA was $29.5 million, or $0.81 per share, compared to $41.1 million, or $1.16 per share, a year ago. Adjusted EBITDA, excluding the items shown in the attached reconciliation table, was $57.2 million, or $1.57 per share, compared to $55 million, or $1.55 per share, in the year ago period.  For the full year, the Company generated $26.2 million in operating cash flow.
Fiscal 2016 and Fiscal First Quarter Guidance
"We expect to deliver sales growth during fiscal year 2016," said Mark Frost, vice president and chief financial officer.  "For the full year, we believe net sales will range between $364 million to $370 million, representing 4% growth year-over-year at the top end of our range. Our outlook anticipates sales headwinds in the first half of fiscal 2016 from foreign currency impact and the discontinuation of our Morpheus line of PICCs and we expect these two factors will reduce annual revenue growth by 2%. Based on our sales expectations, we are anticipating adjusted earnings per share (EPS) without amortization to be $0.62-$0.66, 14% growth at the top end compared to fiscal 2015.
"Because of the headwinds, we are anticipating first quarter net sales to range between $83 million and $87 million, flat on the top end compared to fiscal 2015," Mr. Frost continued.  "Adjusted EPS without amortization is expected to be in the range of $0.10 - $0.12."
Conference Call
AngioDynamics will host a conference call today at 4:30 p.m. Eastern Time to discuss its fourth quarter results. To participate in the live call by telephone, please call 1-888-364-3108 and reference the Conference ID: 8619179. In addition, a live webcast and archived replay of the call will be available at http://investors.angiodynamics.com. To access the live webcast, please go to the website 15 minutes prior to its start to register, download and install the necessary software.
Use of Non-GAAP Measures
Management uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported net sales, excluding a supply agreement; EBITDA (income before interest, taxes, depreciation and amortization); adjusted EBITDA; adjusted gross profit; adjusted net income and adjusted earnings per share. Additionally, this press release evaluates results on a constant currency basis. As a non-GAAP measure, constant currency excludes the impact of foreign currency exchange rate fluctuations. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.
About AngioDynamics

AngioDynamics Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics' diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, angioplasty products, drainage products, thrombolytic products and venous products. More information is available at www.AngioDynamics.com.

Trademarks

AngioDynamics, the AngioDynamics logo, BioFlo and NanoKnife are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary. Celerity is a trademark and/or registered trademark of Medical Components Inc.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2014; its Annual Report on Form 10-K/A for the fiscal year ended May 31, 2014; and its quarterly reports on form 10-Q for the fiscal quarters ended August 31, 2014, November 30, 2014, and February 28, 2014. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

(Tables to Follow)

ANGIODYNAMICS, INC. AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in thousands, except per share data)

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Net sales	$90,897	$94,060	$356,974	$354,425
Cost of sales	45,340	46,650	180,085	174,757
Gross profit	45,557	47,410	176,889	179,668
% of net sales	50.1%	50.4%	49.6%	50.7%

Operating expenses
Research and development	7,289	6,729	26,931	27,486
Sales and marketing	20,218	21,464	80,623	83,200
General and administrative	7,658	7,097	29,871	26,639
Medical device excise tax	1,037	874	4,142	3,829
Amortization of intangibles	4,730	3,926	17,912	16,622
Change in fair value of contingent consideration	430	673	(8,196)	(1,808)
Acquisition, restructuring and other items, net	2,855	3,063	26,600	10,760
Total operating expenses	44,217	43,826	177,883	166,728
Operating income (loss)	1,340	3,584	(994)	12,940
Other income (expense), net	(1,607)	(1,474)	(7,005)	(7,200)
Income (loss) before income taxes	(267)	2,110	(7,999)	5,740
Income tax expense (benefit)	547	3,325	(4,731)	3,074
Net income (loss)	$(814)	$(1,215)	$(3,268)	$2,666

Earnings (loss) per share
Basic	$(0.02)	$(0.03)	$(0.09)	$0.08
Diluted	$(0.02)	$(0.03)	$(0.09)	$0.08

Weighted average shares outstanding
Basic	35,918	35,278	35,683	35,136
Diluted	35,918	35,278	35,683	35,440

ANGIODYNAMICS, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION (in thousands, except per share data)

Reconciliation of Gross Profit to non-GAAP Adjusted Gross Profit

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Gross profit	$45,557	$47,410	$176,889	$179,668

Recall expenses included in cost of sales	(202)	-	4,795	-
Amortization of inventory basis step-up (1)	-	-	-	150
Adjusted gross profit	$45,355	$47,410	$181,684	$179,818
Adjusted gross profit % of sales	49.9%	50.4%	50.9%	50.7%

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Net income (loss)	$(814)	$(1,215)	$(3,268)	$2,666

Recall expenses included in cost of sales	(202)	-	4,795	-
Amortization of inventory basis step-up (1)	-	-	-	150
Amortization of intangibles	4,730	3,926	17,912	16,622
Change in fair value of contingent consideration	430	673	(8,196)	(1,808)
Fixed and intangible asset impairments	-	-	9,074	-
Indefinite-lived intangible asset impairment	-	-	6,400	-
Acquisition, restructuring and other items, net (2)	2,855	3,063	11,126	10,760
Tax effect of non-GAAP items (3)	(2,041)	(242)	(16,651)	(8,410)
Adjusted net income	$4,958	$6,205	$21,192	$19,980

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Diluted earnings (loss) per share	$(0.02)	$(0.03)	$(0.09)	$0.08

Recall expenses included in cost of sales	(0.01)	-	0.13	-
Amortization of inventory basis step-up (1)	-	-	-	0.00
Amortization of intangibles	0.13	0.11	0.49	0.47
Change in fair value of contingent consideration	0.01	0.02	(0.23)	(0.05)
Fixed and intangible asset impairments	-	-	0.25	-
Indefinite-lived intangible asset impairment	-	-	0.18	-
Acquisition, restructuring and other items, net (2)	0.08	0.09	0.31	0.30
Tax effect of non-GAAP items (3)	(0.06)	(0.01)	(0.46)	(0.24)
Adjusted diluted earnings per share	$0.14	$0.17	$0.58	$0.56

Adjusted diluted sharecount	36,616	35,653	36,359	35,440

(1) Amortization of step-up of acquired inventory value in accounting for acquisitions.
(2) Includes costs related to acquisitions, integrations, restructurings, debt refinancings, litigation, and other items.
(3) Represents the net tax effect of non-GAAP adjustments.

ANGIODYNAMICS, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION (Continued) (in thousands, except per share data)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA:

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Net income (loss)	$(814)	$(1,215)	$(3,268)	$2,666

Income tax expense (benefit)	547	3,325	(4,731)	3,074
Other income (expense), net	1,607	1,474	7,005	7,200
Depreciation and amortization	7,716	7,044	30,492	28,157
EBITDA	9,056	10,628	29,498	41,097

Recall expenses included in cost of sales	(202)	-	4,795	-
Amortization of inventory basis step-up (1)	-	-	-	150
Change in fair value of contingent consideration	430	673	(8,196)	(1,808)
Fixed and intangible asset impairments	-	-	9,074	-
Indefinite-lived intangible asset impairment	-	-	6,400	-
Acquisition, restructuring and other items, net (2,3)	2,478	2,688	9,619	10,010
Stock-based compensation	1,609	1,480	5,998	5,502
Adjusted EBITDA	$13,371	$15,469	$57,188	$54,951

Per diluted share:
EBITDA	$0.25	$0.30	$0.81	$1.16
Adjusted EBITDA	$0.37	$0.43	$1.57	$1.55

(1) Amortization of step-up of acquired inventory value in accounting for acquisitions.
(2) Includes costs related to acquisitions, integrations, restructurings, debt refinancings, litigation, and other items.
(3) Excludes depreciation expense captured in the depreciation and amortization component of the reconciliation.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
PRELIMINARY NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(unaudited in thousands)

	Three months ended (a)					Twelve months ended (b)
				Currency	Constant				Currency	Constant
	May 31,	May 31,	%	Impact	Currency	May 31,	May 31,	%	Impact	Currency
	2015	2014	Growth	(Pos) Neg	Growth	2015	2014	Growth	(Pos) Neg	Growth

Net Sales by Product Category
Peripheral Vascular	$49,837	$50,908	-2%			$192,833	$192,626	0%
Vascular Access	27,081	28,281	-4%			107,874	106,394	1%
Oncology/Surgery	13,028	13,668	-5%			52,090	49,360	6%
Total Excluding Supply Agreement	89,946	92,857	-3%	1%	-2%	352,797	348,380	1%	1%	2%
Supply Agreement	951	1,203	-21%	0%	-21%	4,177	6,045	-31%	0%	-31%
Total	$90,897	$94,060	-3%	1%	-2%	$356,974	$354,425	1%	0%	1%
	0	0				0	0

Net Sales by Geography
United States	$72,003	$73,695	-2%	0%	-2%	$280,851	$280,161	0%	0%	0%
International	17,943	19,162	-6%	6%	0%	71,946	68,219	5%	4%	9%
Supply Agreement	951	1,203	-21%	0%	-21%	4,177	6,045	-31%	0%	-31%
Total	$90,897	$94,060	-3%	1%	-2%	$356,974	$354,425	1%	0%	1%

(a) There were 63 sales days in the three months ended May 31, 2015 and 2014.
(b) There were 250 sales days in the twelve months ended May 31, 2015 and 2014.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	May 31,	May 31,
	2015	2014
	(unaudited)	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$18,391	$16,105
Marketable securities	1,689	1,809
Total cash and investments	20,080	17,914

Accounts receivable, net	58,428	61,968
Inventories	67,388	61,234
Deferred income taxes	4,364	4,625
Prepaid income taxes	770	510
Prepaid expenses and other	4,783	5,471
Total current assets	155,813	151,722

Property, plant and equipment, net	54,560	66,590
Intangible assets, net	181,806	205,256
Goodwill	361,252	360,473
Deferred income taxes, long-term	14,904	10,403
Other non-current assets	5,288	4,447
Total Assets	$773,623	$798,891

Liabilities and Stockholders' Equity
Accounts payable	$23,668	$32,895
Accrued liabilities	18,331	17,251
Income taxes payable	439	689
Current portion of long-term debt	8,750	5,000
Current portion of contingent consideration	9,969	10,918
Total current liabilities	61,157	66,753
Long-term debt, net of current portion	128,910	137,660
Deferred income taxes, long-term	1,119	1,146
Contingent consideration, net of current portion	37,415	56,413
Other long-term liabilities	-	84
Total Liabilities	228,601	262,056

Stockholders' equity	545,022	536,835
Total Liabilities and Stockholders' Equity	$773,623	$798,891

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income (loss)	$(814)	$(1,215)	$(3,268)	$2,666
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,716	7,044	30,492	28,157
Stock-based compensation	1,609	1,480	5,998	5,502
Change in fair value of contingent consideration	430	673	(8,196)	(1,808)
Fixed and intangible asset impairments and disposals	193	-	9,381	-
Indefinite-lived intangible asset impairment	-	-	6,400	-
Deferred income taxes	(973)	1,251	(5,111)	2,951
Change in accounts receivable allowance	789	184	1,448	465
Tax effect of exercise of stock options and issuance of performance shares	-	-	-	(146)
Amortization of acquired inventory basis step-up	-	-	-	150
Other	104	33	34	(17)
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(1,440)	(5,118)	2,095	(14,786)
Inventories	1,322	(2,117)	(6,154)	(5,608)
Accounts payable and accrued liabilities	551	3,837	(5,877)	6,658
Other	1,319	3,455	(1,000)	497
Net cash provided by (used in) operating activities	10,806	9,507	26,242	24,681

Cash flows from investing activities:
Additions to property, plant and equipment	(902)	(2,169)	(11,940)	(11,172)
Acquisition of businesses, net of cash acquired	-	-	-	(4,169)
Acquisition of intangible assets	(349)	(1,255)	(1,353)	(1,435)
Other cash flows from investing activities	-	-	-	328
Net cash provided by (used in) investing activities	(1,251)	(3,424)	(13,293)	(16,448)

Cash flows from financing activities:
Repayment of long-term debt	(11,250)	(1,250)	(20,000)	(146,250)
Proceeds from issuance of long-term debt and revolver borrowings	-	5,000	15,000	146,410
Payment of Contingent Consideration	-	(1,346)	(11,222)	(15,943)
Proceeds from exercise of stock options and ESPP	144	236	5,757	2,444
Other cash flows from financing activities	-	-	-	(677)
Net cash provided by (used in) financing activities	(11,106)	2,640	(10,465)	(14,016)

Effect of exchange rate changes on cash	238	-	(198)	86
Increase (Decrease) in cash and cash equivalents	(1,313)	8,723	2,286	(5,697)

Cash and cash equivalents
Beginning of period	19,704	7,382	16,105	21,802
End of period	$18,391	$16,105	$18,391	$16,105

###